Exhibit 10.13

MUTUAL CONSENT TO TERMINATE AGREEMENT

BETWEEN:

JAMAAL JIME SHABAN
1529 Heatherglen Drive, Tecumseh, Ontario N8N 5B3
519-735-1903

OF THE FIRST PART
(Herein “Landlord”)

And

CEN BIOTECH INC.

OF THE THIRD PART
(Herein “Cen Biotech”)

WHEREAS a Commercial Lease Agreement was entered into as of the 1st day of April, 2013, between the Landlord and Creative Edge Nutrition Inc., which Lease was sub-let to Cen Biotech on September 1st, 2013;

AND WHEREAS the Parties are desirous of terminating the said Agreement;

NOW THEREFORE in consideration of one dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	The Commercial Lease Agreement dated the 1st day of April, 2013, and attached as Schedule “A”, is hereby terminated.

2.	Attached as Schedule “B” is Sub-Lease with Cen Biotech. The Parties agree that the assumed Lease and amendments thereto, if any, are hereby terminated.

3.	The Parties intend that this Termination is final, and no Party shall rely on any documents, undertakings or verbal assurances to the contrary.

4.

In consideration of all obligations for rent due under the said Lease and Sub-Lease and in consideration of all damages, if any, and in resolution of pending lawsuit in progress, Cen Biotech agrees to pay out and settle mortgages/loans between Shaban and Muriel Hayes Estate, which mortgages are registered against the real property at 20 North Rear Road, and to hold Shaban harmless from all payments, obligations and liabilities thereto. Cen Biotech shall payout and discharge said mortgages/loans in accordance with the terms of all relevant loan agreements and documentation thereto. For greater certainty, there are two mortgages registered in the principal amounts of Six Hundred and Fifty Thousand Dollars ($650,000.00) and Three Hundred and Fifty-Nine Thousand, Three Hundred and Ninety-Three Dollars and Twenty-Four Cents ($359,393.24), plus interest. Interest rate is 5 percent per annum. Discharge of said mortgages shall be obtained by no later than December 1st, 2016.

This shall be in full and final satisfaction of all obligations by Cen Biotech for payment to the Landlord under the above-referenced Lease and Sub-Lease and shall serve as a full and final release

5.	The parties acknowledge that they have had their own legal representation and are not relying on legal representation by the Hickey Byrne Law Firm on account of the matters herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives set forth below.

DATED this 27th day of October, 2016.

}
/s/	}	/s/Jamaal Jime Shaban
witness to Jamaal Jime Shaban	}	JAMAAL JIME SHABAN
}
}
	}	CEN BIOTECH INC.
}
	}	/s/ Bill Chaaban
	}	per: Bill Chaaban, President
	}	I have authority to bind the Company